UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 30, 2008
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	1-12665 (Commission File Number)	51-0310342 (IRS Employer
of incorporation)		Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 30, 2008, Affiliated Computer Services, Inc. (the “Company”) entered into indemnification agreements with each of its independent directors: Robert Druskin, Kurt R. Krauss, Ted B. Miller, Paul E. Sullivan, and Frank Varasano (the “Independent Director Indemnification Agreements”).
The Independent Director Indemnification Agreements require the Company, with certain exceptions, to indemnify its directors against liabilities that may arise by reason of their status or service as directors. They also require the Company to advance any expenses incurred by the directors as a result of any proceeding against them as to which they could be indemnified.
The description of the Independent Director Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Independent Director Indemnification Agreement between the Company and each of its independent directors which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	Form of Independent Director Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: June 5, 2008	By:	/s/ Tas Panos
		Name:	Tas Panos
		Title:	Executive Vice President, Corporate Secretary and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Independent Director Indemnification Agreement.

4